Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference of our report dated May 18, 2007, relating to the financial statements of Hybrid Dynamics Corporation as of December 31, 2006, and for the periods then ended, appearing in the Company’s Amended Annual Report on Form 10-KSB/A for the year ended December 31, 2006,  which is incorporated by reference in the Company’s Registration Statement on Form S-8.

PRITCHETT, SILER & HARDY, P.C.

Salt Lake City, Utah
August 16, 2007